SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

   						SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-RURAL CELLULAR CL A

          MJG ASSOCIATES, INC.
                       1/03/05              100-             *DO
          GAMCO INVESTORS, INC.
                      12/31/04           20,000-             *DO
                      12/07/04            1,500-            5.0980
                      12/01/04            2,000-            4.8425
                      11/30/04            1,000-            4.9440
                      11/24/04            2,000-            5.8910
                      11/18/04           92,000-             *DO
                      11/16/04           12,000             6.2900
                      11/16/04            6,000-            6.2900
                      11/16/04            6,000-            6.2900
                      11/16/04           18,000-            6.2900
                      11/16/04           12,000             6.2900
                      11/16/04            6,000             6.2900
                      11/11/04              400-            6.4450

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.